                                                                     Exhibit 5.3

                                  BRONS & SALAS
                                    ABOGADOS

TELEFONO:     54-1 1-4891-2700       MAIPU 1210 - PISO 5o    FAX 54-11-4314-0399
LINEA DIRECTA 54-11-4891-2715       C1006ACT BUENOS AIRES        54-11-4311-7025
                                     REPUBLICA ARGENTINA

                                  July 10,2003



Sudamericana de Levaduras S.A.
Marcelo T. de Alvear 624, 1st Floor
Buenos Aires
ARGENTINA

                            RE: REGISTRATION STATEMENT REGARDING SERIES B SENIOR
                                SUBORDINATED NOTES AND RELATED GUARANTIES

 Dear Sirs:

         We have acted as your special counsel in connection with the issuance by Burns Philp Capital Pty. Limited, a company registered in the Australian Capital Territory, of US$400 million in aggregate principal amount of 9
3/4% Senior Subordinated Notes due 2012 and the guarantee of the Notes (the "GUARANTY") by Sudamericana de Levaduras S.A. (the "Company")pursuant to the Indenture (together with the Guaranty included therein, the "INDENTURE") dated June 21,2002 among the Issuer, the guarantors named therein and The Bank of New York, as trustee.

         This opinion is rendered with regard to the Registration Statement on form F-4 that the Company filed with the Securities and Exchange Commission on August 9,2002 (File No. 333-98141), in order to register Series B Senior Subordinated Notes and related guaranties.

         For the purpose of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including:

         (i.)     the Indenture;

         (ii.) the purchase agreement (the "PURCHASE AGREEMENT") dated June 14,2002 among the Issuer, the Guarantors and Credit Suisse First Boston Corporation AND TD Securities (USA) Inc., as the initial purchasers (the "INITIAL PURCHASERS");

         (iii.) the registration rights agreement dated June 21, 2002 among the Issuer, the Guarantors and the Initial Purchasers;

         (iv.)    the Offering Document;

         (v.) the form of global note issued by the Issuer pursuant to the Indenture and the Purchase Agreement;

         (vi.) the Company's by-laws and amendments thereof, and the corporate records;

         (vii) the Company's Board meeting's minute dated June 12, 2002, and the validity of the resolutions adopted therein;

         (viii) the Company's shareholders meeting's minute dated June 12,2002, and the validity of the resolutions adopted therein; and

         (ix) a draft of the registration statement regarding Series B Senior Subordinated Notes and related guaranties (the "Registration Statement").

         We are of the opinion (i) that the Company is a corporation duly organized, validly existing and in good standing under the laws of Argentina;
(ii) that the Company has full power and authority, and all necessary consents and approvals to execute, deliver and perform its obligations under the Indenture; and (iii) that the execution and delivery of, and the performance by the Company of its obligations under the Guarantee, does not violate, conflict with or result in the breach of any provision of its articles of incorporation or by-laws nor results in the violation of any laws applicable to the Company.

         Finally, we consent the Company's filing of this opinion as an exhibit to the Registration Statement filed with the Securities and Exchange Commission and to the reference therein to our name under the caption "Legal Matters".

                                       Yours sincerely,


                                       /s/ Eduardo E. Represas

                                       Eduardo E. Represas

                                  BRONS & SALAS
                                    ABOGADOS

TELEFONO:     54-1 1-4891-2700      MAIPU 1210 - PISO 5o     FAX 54-11-4314-0399
LINEA DIRECTA 54-11-4891-2715      C1006ACT BUENOS AIRES         54-11-4311-7025
                                    REPUBLICA ARGENTINA

                                  July 10,2003

Levadura Uruguaya S.A.
Carlos A. Lopez 7547
Montevideo
URUGUAY

                            RE: REGISTRATION STATEMENT REGARDING SERIES B SENIOR
                                SUBORDINATED NOTES AND RELATED GUARANTIES

 Dear Sirs:

         We have acted as your special counsel in connection with the issuance by Burns Philp Capital Pty. Limited, a company registered in the Australian Capital Territory, of US$400 million in aggregate principal amount of 9 3/4% Senior Subordinated Notes due 2012 and the guarantee of the Notes (the "GUARANTY") by Levadura Uruguaya S.A. (the "COMPANY")pursuant to the Indenture (together with the Guaranty included therein, the "INDENTURE") dated June 21, 2002 among the Issuer, the guarantors named therein and The Bank of New York, as trustee.

         This opinion is rendered with regard to the Registration Statement on form F-4 that the Company filed with the Securities and Exchange Commission on August 9, 2002 (File No. 333-98141), in order to register Series B Senior Subordinated Notes and related guaranties.

         For the purpose of this opinion, we have requested the necessary information and legal advise from our Uruguayan correspondent lawyers (Aroztegui & Asoc.)(1) ,and have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including:

         (i)      the Indenture;

         (ii) the purchase agreement (the "PURCHASE AGREEMENT") dated June 14,2002 among the Issuer, the Guarantors and Credit Suisse First Boston Corporation and TD Securities (USA) Inc., AS the initial purchasers (the "INITIAL PURCHASERS");

         (iii) the registration rights agreement dated June 21, 2002 among the Issuer, the Guarantors and the Initial Purchasers;

         (iv)     the Offering Document;

         (v) the form of global note issued by the Issuer pursuant to the Indenture and the Purchase Agreement;



----------
(1)  Copy of Aroztegui & Asoc.'s opinion is attached hereto as annex.

         (vi) the Company's by-laws and amendments thereof, and the corporate records;

         (vii) the Company's Board meeting's minute dated June 11,2002, and the validity of the resolutions adopted therein;

         (viii) the Company's shareholders meeting's minute dated June 11,2002, and the validity of the resolutions adopted therein; and

         (ix) a draft of the registration statement regarding Series B Senior Subordinated Notes and related guaranties (the "Registration Statement").

         We are of the opinion (i) that the Company is a corporation duly organized, validly existing and in good standing under the laws of Uruguay; (ii) that the Company has full power and authority, and all necessary consents and approvals to execute, deliver and perform its obligations under the Indenture; and (iii) that the execution and delivery of, and the performance by the Company of its obligations under the Guarantee, does not violate, conflict with or result in the breach of any provision of its articles of incorporation or by-laws nor results in the violation of any laws applicable to the Company.

         Additionally, we consent the Company's filing of this opinion as an exhibit to the Registration Statement filed with the Securities and Exchange Commission and to the reference therein to our name under the caption "Legal Matters".

                                       Yours sincerely,


                                       /s/ Eduardo E. Represas

                                       Eduardo E. Represas

                                AROZTEGUI & ASOC.
                                    ABOGADOS

                                              Asociado a BRONS & SALAS Abogados
Ituzaingo 1324 Piso 8                         Maiplu 1210 Piso 5
Tel.: (5982) 916 2121*                        Tel.: (5411) 4311.9271
FAX: (5982) 916 3583                          Fax: (5411) 43 11.7025 - 4314.0399
E-mail: ava@arozteeui.com                     E-mail: brons@brons.com.ar
Montevideo - URUGUAY                          Buenos Aires - ARGENTINA


                                  July 10,2003


Brons & Salas
Maipu 1210,5th Floor
Buenos Aires
ARGENTINA

                            RE: REGISTRATION STATEMENT REGARDING SERIES B SENIOR
                                SUBORDINATED NOTES AND RELATED MARANTIES

Dear Sirs:

         We have acted as your Uruguayan advisers in connection with the issuance by Burns Philp Capital Pty. Limited, a company registered in the Australian Capital Territory, of US$400 million in aggregate principal amount of 9 3/4% Senior Subordinated Notes due 2012 and the guarantee of the Notes (the "GUARANTY") by the Company pursuant to the Indenture (together with the Guaranty included therein, the "INDENTURE") dated June 21, 2002 among the Issuer, the guarantors named therein and The Bank of New York, as trustee.

         This opinion is rendered with regard to the registration statement on form F-4 that Levadura Uruguaya S.A. (the "COMPANY") filed with the Securities and Exchange Commission on August 9, 2002 (File No. 333-98141), in order to register Series B Senior Subordinated Notes and related guaranties.

         For the purpose of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including:

         (i)      the Indenture;

         (ii) the purchase agreement (the "PURCHASE AGREEMENT") dated June 14, 2002 among the Issuer, the Guarantors and Credit Suisse First Boston Corporation and TD Securities (USA) Inc., as the initial purchasers (the "INITIAL PURCHASERS");

         (iii) the registration rights agreement dated June 21, 2002 among the Issuer, the Guarantors and the Initial Purchasers;

         (iv)     the Offering Document;

         (v) the form of global note issued by the Issuer pursuant to the Indenture and the Purchase Agreement;

         (vi) the Company's by-laws and amendments thereof, and the corporate records;

         (vii) the Company's Board meeting's minute dated June 11, 2002, and the validity of the resolutions adopted therein;

         (viii) the Company's shareholders meeting's minute dated June 11, 2002, and the validity of the resolutions adopted therein; and



         (ix) a draft of the registration statement regarding Series B Senior Subordinated Notes and related guaranties (the "Registration Statement").

         We are of the opinion (i) that the Company is a corporation duly organized, validly existing and in good standing under the laws of Uruguay; (ii) the Company has full power and authority, and all necessary consents and approvals to execute, deliver and perform its obligations under the Indenture; and (iii) that the execution and delivery of, and the performance by the Company of its obligations under the Guarantee, does not violate, conflict with or result in the breach of any provision of its articles of incorporation or by-laws nor results in the violation of any laws applicable to the Company.

         Additionally, we consent your affixing this opinion to that to be rendered by you to the Company which -in turn -the latter shall file as an exhibit to the Registration Statement filed with the Securities and Exchange Commission and to the reference therein to our name under the caption "Legal Matters".

                                       Yours sincerely,


                                       /s/ Cesar I. Aroztegui
                                       ------------------------
                                       Cesar I. Aroztegui